UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 7, 2023
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	47-1949578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13241 Woodland Park Road
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07       Submission of Matters to a Vote of Security Holders

On September 7, 2023, BlackSky Technology Inc. (the “Company”) held its 2023 annual meeting of stockholders (the "Annual Meeting"). Holders of the Company's Class A common stock, par value $0.0001 per share, were entitled to one vote on each proposal for each share held as of the close of business on July 17, 2023, the record date for the Annual Meeting. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.    Election of Class II Directors.

Each of the following nominees was elected to serve as a Class II director and to hold office until the Company's 2026 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or until such director's earlier death, resignation or removal, based on the following results of voting:

Nominee	For	Withheld	Broker Non-Votes
Susan M. Gordon	26,531,356	19,859,469	60,384,851
Timothy Harvey	30,153,409	16,237,416	60,384,851
William Porteous	25,578,305	20,812,520	60,384,851

2.    Ratification of Appointment of Independent Registered Public Accounting Firm.

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified based on the following results of voting:

For	Against	Abstained	Broker Non-Vote
106,146,974	109,645	519,057	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 8, 2023

BLACKSKY TECHNOLOGY INC.

By:	/s/ Chris Lin
Name: Chris Lin
Title: General Counsel